UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2021

AMEREN CORPORATION

(Exact name of registrant as specified in its charter)

Missouri	1-14756	43-1723446
(State of other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AEE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2021, the Board of Directors of Ameren Corporation (the “Company”) elected Theresa A. Shaw as Senior Vice President, Finance and Chief Accounting Officer and the principal accounting officer of the Company, effective as of August 16, 2021.

Ms. Shaw, age 48, joined Ameren Services Company (“Ameren Services”) in 2002 as a supervisor of Investor Relations and Financial Communications and was promoted to Director of External Reporting in 2009. In 2013, Ms. Shaw relinquished her position at Ameren Services and was elected Assistant Vice President and Controller of the Company. In 2014, she was elected Vice President of Internal Audit of the Company. In 2018, Ms. Shaw relinquished her position at the Company and was elected Vice President of Regulatory Affairs and Financial Services of Ameren Illinois Company (“Ameren Illinois”), and in 2019 she was elected Senior Vice President of Regulatory Affairs and Financial Services of Ameren Illinois.

Upon the effectiveness of Ms. Shaw’s election, Bruce A. Steinke, who had previously served as the Company’s Senior Vice President, Finance and Chief Accounting Officer, ceased to perform the duties of principal accounting officer. Mr. Steinke will continue with Ameren Services in a new role, as Senior Vice President and Chief Transformation Officer.

Ms. Shaw’s election was not pursuant to any agreement or understanding between her and any other person. There is no family relationship between Ms. Shaw and any director or executive officer of the Company, and there are no transactions between Ms. Shaw and the Company that are required to be reported under Item 404(a) of Regulation S-K.

Effective as of August 16, 2021, Ms. Shaw’s base salary will be increased from $315,200 to $350,000. Also effective as of August 16, 2021, her target cash award under the Company’s 2021 short-term incentive plan (“STIP”) will be increased from 45% to 55% of her base salary, and her target award under the Company’s 2021 long-term incentive program (“LTIP”) will be increased from 65% to 90% of her base salary. Effective as of October 1, 2021, Ms. Shaw will receive an LTIP award consisting of 373 target performance share units and 161 restricted stock units to reflect the increase in her 2021 base salary and LTIP target award. Additional details regarding the Company’s STIP and LTIP are provided under the “Short-Term Incentive Compensation” and “Long-Term Incentive Compensation” headings in the Compensation Discussion & Analysis section of Ameren’s definitive proxy statement for its 2021 annual meeting of shareholders filed with the Securities and Exchange Commission on March 23, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN CORPORATION
(Registrant)

By:	/s/ Michael L. Moehn
Name:	Michael L. Moehn
Title:	Executive Vice President and
Chief Financial Officer

Date: August 17, 2021